Exhibit 10-18

TECHNOLOGY LICENCE AGREEMENT

THIS TECHNOLOGY LICENCE AGREEMENT (the "Agreement") is made as of March 13, 2006, by and between New Media Lottery Services, Inc. (“Licensor”) and New Media Lottery Services International Limited (“Licensee”).

Capitalized terms not otherwise defined shall have the meanings set forth in Section 1.

W I T N E S S E T H:

WHEREAS, on March 19, 2004 (the “Acquisition Date”), Licensor acquired all of the outstanding common shares of Licensee in exchange for shares of its common stock; and

WHEREAS, on November 25, 2005 (the “Exchange Date”), Licensor transferred all of the common shares it owned in Licensee to New Media Lottery Services plc (“New Media PLC”) in exchange for all of the outstanding common shares of that corporation; and

WHEREAS, prior to the Acquisition Date, Licensee had developed certain software, technology, processes, methodologies and know-how including, without limitation, that related to the implementation, administration and operation of on-line and wireless device gaming (the “Licensee Technology”); and

WHEREAS, from the Acquisition Date through the Exchange Date, all development activities relating to the Licensee Technology were carried on through Licensor (said developments being herein referred to as the “Licensor Technology”); and

WHEREAS, it is impossible to determine with specificity which software, technology, processes, methodologies and know-how comprises the Licensee Technology and which comprises the Licensor Technology; and

WHEREAS, in anticipation of the offer by and admission of New Media PLC’s common shares to trading on the AIM operated by the London Stock Exchange plc (the “Admission”), the parties desire that Licensee should have the benefit of all technology developed by Licensee and Licensor relating to internet and wireless device gaming by causing the Licensor to grant a Licence to licensee of the Licensor Technology.

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.    CERTAIN DEFINITIONS.

Definitions. For all purposes of this Agree-ment, except as otherwise expressly provided or unless the con-text otherwise requires:

“Alladdin Agreement” means that certain agreement among the Licensor, Alladdin Limited and Alladdin Lotteries Limited dated May 6, 2005.

“Copyrights” means all copyright and rights in the nature of copyright subsisting in any part of the world (including rights in design and/or databases) to which the Licensor may now be or may subsequently be entitled in or in respect of all drawings and other documents, recordings in any form and all other materials bearing or employing any part of the Technology (whether or not registrable or registered) including any such materials consisting of or containing software or databases.

“Derivative Works” means all inventions, discoveries, techniques, systems, methods, processes, improvements, developments, enhancements, and modifications (whether or not patentable, commercially useful, or reducible to writing or practice) that Licensee or Licensor may hereafter, either solely or jointly with others, acquire, discover, invent, originate, make, develop or conceive, in whole or in part, in respect of the Technology.

"Licensee" shall mean New Media Lottery Services International Limited, a corporation organized and existing under Irish law, and all affiliates and any successor thereto or assignee thereof.

"Licensor" means New Media Lottery Services, Inc., a Delaware corporation, or any successor thereto.

“Patents” means any existing patents relating to the Technology anywhere in the world, all patent applications that may hereafter be filed in any part of the world by or on behalf of the Licensor relating to the Technology and all patents that may be granted pursuant to any such applications.

"Proprietary Rights" means any Patents, Copyrights, trademarks, trade secrets, service marks, rights in designs, trade or business names or other intellectual property rights (whether or not any of these is registered) and including applications for registration of any such things and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world, in each case relating to the Technology and the Derivative Works, excluding any Proprietary Rights acquired by or based upon any intellectual property licensed to the Licensor under the Alladdin Agreement.

“Technology” means the information, know-how, experience and records (whether or not confidential and in whatever form held) including (without limitation) all formulas, designs, specifications, drawings, data, documents, manuals and instructions and all technical or other expertise and all computer software (including, without limitation, both object code and source code) and records, technology, processes and methodologies relating to the business of the Licensor as carried on at any time up to the date of this agreement and developed by or for the Licensor, excluding any Technology acquired by or based upon any intellectual property licensed to the Licensor under the Alladdin Agreement.

2.    GRANT OF LICENCE.

2.1.    GRANT OF ROYALTY-FREE LICENCE. Licensor hereby grants to licensee during the Term (as herein defined) the exclusive, worldwide right and licence to practice, use, execute, reproduce, display, modify and exploit in any manner whatsoever the Technology and to use the Proprietary Rights for such purpose and to prepare, create, develop and exploit in any manner whatsoever the Derivative Works and to use and exploit in any manner whatsoever the Proprietary Rights for such purpose, including, without limitation, the right to, use and sell, and to sub licence others to manufacture; have manufactured, use and sell, products and/or services based on or incorporating the Technology in part or in whole, in any and all applications throughout the world. Without limiting the generality of the foregoing, Licensor agrees that Licensee's rights under this Agreement shall include, without limitation, the exclusive right to grant sub licences to such persons, for such territories and on such terms as Licensee, in its discretion, determines to be appropriate. The Licensee shall be entitled to a licence under any Patents so far as the same extend to any act of the Licensee licensed under this clause and the Licensor shall enter into a licence in the form required by the Licensee for the purpose of registering any patent licence so granted.

2.2.    SUBLICENCE RIGHTS. Licensee shall have the unlimited right to grant sub licences of the rights granted under Section 2.1 to any person throughout the world.

2.3.    DERIVATIVE WORKS. Licensee will be the owner of any and all right, title and interest (including, without limitation, all Proprietary Rights) in and to any and all Derivative Works, free of any claims or rights whatsoever of the Licensor.

2.4.    EXCLUSIVITY. The licence granted pursuant to this Agreement is an exclusive licence, and Licensor accordingly shall have no right to practice, use, modify or exploit in any way whatsoever or to license others to practice, use, modify or exploit whatsoever any of the Technology or the Proprietary Rights or the Derivative Works for any purpose.

2.5.    REGISTRATION OF PATENTS AND COPYRIGHTS. Licensee shall be entitled, at its own expense, to prepare and file upon written notice to Licensor and in the name of Licensor and Licensee in any jurisdiction any where in the world applications for letters patent, copyrights and any other protection covering the Technology, it being agreed by the parties that the consideration for taking any such rights in the name of Licensee shall be the expense incurred in connection with the preparation and filing of the documents required to obtain such protection.

2.6.    DELIVERABLES. Upon the execution of this Agreement, Licensor will deliver to licensee the Technology so as to permit Licensee to practice, use, execute, reproduce and display the Technology and to exercise all rights granted to the Licensee under this agreement.

2.7.    LICENCE FEE. In consideration of the grant of the licence under clause 2.1, upon the execution of this Agreement, Licensee will deliver to Licensor a non-interest bearing promissory note in the principal amount of One Hundred Thousand Dollars ($100,000) dated the date hereof, payable in four equal installments at the conclusion of each three month period after Admission of LTD’s common shares to trading on the AIM, a copy of the form of which is attached hereto as Exhibit A (the “Note”).

2.7.    FURTHER ASSURANCES. Licensor shall from time to time, at the request of Licensee and without further cost or expense to licensee, execute and deliver such other instruments evidencing the licence granted hereby and transfer and take such other actions as Licensee may reasonably request, in order to permit Licensee to practice, use, execute, reproduce and display the Technology and to exercise all rights under this agreement.

3.    TERM. The licence granted in clause 2 shall remain in effect in accordance with its terms for a period of ten (10) years from the date of this Agreement. This Agreement and all obligations of Licensor hereunder shall remain in full force and effect following any merger, sale or dissolution of Licensor. This Agreement and all obligations of Licensor hereunder shall remain in full force and effect following any merger of Licensee with or into another entity and following any transfer of all or any portion of the outstanding stock or of all or any portion of the assets of Licensee.

4.    REPRESENTATIONS AND WARRANTIES.

Licensor hereby represents and warrants, as of the date, as follows:

4.1.    Ownership of Rights. Licensor is the owner of, and has good and valid title to, the Technology being licensed hereunder, subject to any pre-existing rights which Licensee already may have therein, free and clear of any liens, security interests, licences, charges, encumbrances, equities, claims, rights, entitlements or restrictions whatsoever. Licensor is not a party to and is not bound by any agreement or understanding, (whether written, oral, express, or implied) relating to any of the Technology, and there is no agreement, arrangement, understanding, judgment, order, or decree to which any of the Technology is subject. Licensor does not own any Technology which is not being licensed hereby, other than certain developments made to intellectual property acquired under the Alladdin Agreement which are being licensed to Licensee under a separate agreement between the parties.

4.2.    Organization and Qualification. Licensor is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware and is duly licensed or qualified to transact business as a foreign corporation in the State of Virginia and is in good standing in the State of Virginia.

4.3.    Corporate Power and Authority. Licensor has the corporate power and authority to own and hold its properties and to carry on its business. Licensor has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized and approved by Licensor. This Agreement and each of the other agreements, documents and instruments to be executed and delivered by Licensor have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, Licensor enforceable against Licensor in accordance with their terms.

4.4.    Validity, Etc. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Licensor or any arrangement, agreement or understanding to which the Licensor is a party or otherwise relating to the Technology, (ii) require any consent, approval, authorization or permit of, any governmental or regulatory authority or any other person, or (iii) violate, conflict with or result in a breach, default or termination of, or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of, any of the obligations of Licensor. The exercise of the rights granted or to be granted to the Licensee hereunder will not result in the infringement of valid patents or other intellectual property rights of any nature whatsoever of any third party.

4.5.    No Known Infringement. To the Company’s direct knowledge, the Technology does not violate or infringe upon any copyright, trademark, patent, trade secret or right of any person.

5. PROTECTION OF TECHNOLOGY AND PROPRIETARY RIGHTS

5.1.    Confidential Information. The Licensor agrees that all aspects of the Technology, the Derivative Works and the Proprietary Rights shall be treated as confidential information by the Licensor and shall not be disclosed to any person, other than employees of Licensor and except as otherwise required by law.

5.2.    Action upon Infringement. In the event of any infringement or breach by a third party of any of the Proprietary Rights, the Licensee may take all steps to halt such infringement and may request the Licensor to lend its name to any proceedings brought in relation thereto and to provide reasonable assistance in connection with such proceedings. Any damages recovered shall be for the account of the Licensee.

6.    MISCELLANEOUS.

6.1.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

6.2.    Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and con-strued in accordance with the laws of the State of Delaware, with-out regard to its conflicts of law doctrine.

6.3.    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.4.    Notices. Any notice, demand, consent, request, or other communication required or permitted to be delivered hereunder to either party hereto (the "receiving party") shall be in writing and shall be deemed properly delivered, given, and received on the earlier of (i) the date of actual delivery of such notice, demand, consent, request, or other communication to the receiving party at the address set forth beneath the name of the receiving party below (or at such other address as the receiving party shall have specified in a written notice delivered to the other party hereto); or (ii) the date three business days after the date on which such notice, demand, consent, request, or other communication is deposited with a mail carrier in the country in which the sending party is resident as registered or certified mail, postage prepaid, with return receipt requested, addressed to the receiving party at the address set forth beneath the name of the receiving party below (or at such other address as the receiving party shall have specified in a written notice delivered to the other party hereto):

Licensor:	New Media Lottery Services, Inc.
370 Neff Avenue
Suite L
Harrisonburg, Virginia 22801

Licensee:	New Media Lottery Services International Limited
New Media Lottery Services plc
51/52 Fitzwilliam Square
Dublin 2
Ireland

6.5.    Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.6.    Specific Performance. Licensor acknowledges that the obligations and other provisions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of Licensee, and that any breach or violation of any of such obligations or other provisions will result in irreparable injury to licensee for which damages will not be an adequate remedy. Licensor therefore acknowledges and agrees that if it breaches or violates or threatens to breach or violate any of the obligations or other provisions contained in this Agreement, then (in addition to any compensatory, punitive, or other damages that Licensee shall be entitled to recover) Licensee shall be entitled to obtain preliminary and permanent injunctive relief and shall be entitled to obtain other equitable relief and exercise other equitable remedies in connection with such breach or violation or threatened breach or violation, at Licensee's election. If Licensee is required to post a bond or provide any other security in connection with any suit, action, or other legal proceeding in which Licensee seeks to obtain equitable or other relief in connection with any such breach or violation or threatened breach or violation, then Licensor shall reimburse Licensee for the cost of such bond or other security in the event that Licensee obtains equitable or other relief (other than ex parte relief or preliminary injunctive relief) in connection with such suit, action, or other legal proceeding.

6.7.    Assignment.

(a) Licensor shall not (whether voluntarily, involuntarily, by operation of law, or otherwise) (i) sell, transfer, or assign any of the Technology or any interest in any of the Technology; (ii) pledge or encumber any of the Technology or any interest in any of the Technology; (iii) sell, transfer, or assign any of Licensor's rights under this Agreement; or (iv) delegate any of Licensor's obligations under this Agreement. Any attempted or purported sale, transfer, or assignment by Licensor of any of the Rights or any interest therein or of any rights under this Agreement in violation of this Section 6.7, and any attempted or purported delegation by Licensor of any of his obligations under this Agreement in violation of this Section 6.7, shall be null and void and of no force or effect, and shall not bind or be recognized by Licensee.

(b) Licensee may, at its election, assign any or all of its rights or delegate any or all of its obligations under this Agreement to any affiliates or to any person or entity that acquires or otherwise succeeds to (whether by merger, acquisition of assets, or otherwise) all or any portion of Licensee's assets or business. In the event Licensee assigns its rights and delegates its obligations under this Agreement as permitted by this Section 6.7(b). Licensee shall automatically (and without the necessity of any further action on the part of Licensor) be fully and unconditionally released and discharged from all of its obligations under this Agreement.

6.8.    Successors and Assigns. Subject to the provisions of Section 6.7 of this Agreement, this Agreement shall inure to the benefit of Licensor and to the benefit of Licensee. Subject to the provisions of Section 6.7 of this Agreement, this Agreement shall be binding upon (a) Licensor and its successors and assigns; and (b) Licensee and its successors and assigns. The provisions of this Agreement are not intended to, and shall not, provide any rights or remedies to any sublicence of the Technology or to any other person.

6.9.    Severability. In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

6.10.    Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter of this Agreement.

6.11.    Waiver. No failure on the part of either party hereto to exercise any power, right, privilege, or remedy hereunder, and no delay on the part of either party hereto in exercising any such power, right, privilege, or remedy, shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

6.12.    Additional Documents and Actions. Licensor agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments, and documents (including, without limitation, a memorandum of licence suitable for recording in any relevant Patent and/or Trademark Office and satisfactory in form and substance to Licensee), and to take such other actions, as Licensee reasonably determines to be necessary or appropriate for the purpose of effectuating, evidencing, implementing, or facilitating the consummation of any of the transactions contemplated by this Agreement or for the purpose of enabling Licensee to enforce any of its rights under this Agreement.

6.13.    Nonexclusivity. The rights and remedies of Licensee under this Agreement are not exclusive of or limited by or in limitation of any other rights or remedies (including, without limitation, any rights of set off) which Licensee may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative. Without limiting the generality of the foregoing, the rights and remedies of Licensee under this Agreement, and the obligations and liabilities of Licensor under this Agreement, are in addition to their respective rights, remedies, obligations, and liabilities under the law of unfair competition, misappropriation of trade secrets, and the like.

IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be executed as of the date first above written.

Licensor: NEW MEDIA LOTTERY SERVICES, INC. By:___________________

Licensee: NEW MEDIA LOTTERY SERVICES INTERNATIONAL LIMITED By:____________________